                                                                    EXHIBIT 1.1

                        1,400,000 SHARES OF COMMON STOCK

                    1,400,000 COMMON STOCK PURCHASE WARRANTS

                             HERLEY INDUSTRIES, INC.
                                  LEE N. BLATT
                                 GERALD I. KLEIN
                                  KATHI THONET

                             UNDERWRITING AGREEMENT



                                                               December 10, 1997



Janney Montgomery Scott Inc.,
  as Representative of the Several Underwriters
26 Broadway
New York, New York  10004
Attention:  Syndicate Department

Ladies and Gentlemen:


                  Herley Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") 700,000 shares of its common stock, par value $.10 per share (the "Common Stock"), and 1,400,000 Common Stock Purchase Warrants, and those certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters 700,000 shares of Common Stock. Each such Common Stock Purchase Warrant shall entitle the holder thereof to purchase one share of Common Stock at an exercise price equal to 120% of the public offering price per share of Common Stock during the first 13 months of the warrant's term and 130% during the remaining 12 months of the warrant's term. The Common Stock Purchase Warrants shall expire 25 months after the closing of the offering, unless such term is extended pursuant to the Warrant Agreement governing the terms of the Common Stock Purchase Warrants (the "Warrant Agreement"). The Warrant Agreement shall be in the form of the Warrant Agreement attached as an exhibit to the Registration Statement on Form S-1 (as amended from time to time, the "Registration Statement") on file with the Securities and Exchange Commission (the "Commission") on the date hereof covering the offer and sale of the shares of Common Stock, the Common Stock Purchase Warrants, and the shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants.


                  The 1,400,000 shares of Common Stock to be purchased by the Underwriters are hereinafter referred to as the "Firm Shares" and the 1,400,000 Common Stock Purchase Warrants

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to be purchased by the Underwriters as the "Firm Warrants." The Firm Shares and
the Firm Warrants are hereinafter collectively referred to as the "Firm Securities." In addition, the Company proposes to grant to the several Underwriters, solely for the purpose of covering over-allotments in the sale of the Firm Securities, the option described in Section 2 of this Agreement (this "Agreement") to purchase up to 210,000 additional shares of Common Stock (the "Additional Shares") and 210,000 additional Common Stock Purchase Warrants (the "Additional Warrants"). The Additional Shares and the Additional Warrants are hereinafter collectively referred to as the "Additional Securities."


                  The Firm Warrants and the Additional Warrants are hereinafter collectively referred to as the "Warrants"; the Shares of Common Stock to be issued or sold upon the exercise of the Warrants as the "Warrant Shares"; and the Firm Securities, the Additional Securities, and the shares of Common Stock issuable upon the exercise of the Firm Warrants and the Additional Warrants as the "Offered Securities." This Agreement, the Warrant Agreement, the Managing Underwriters' Warrant Agreement, and the Registration Rights Agreement (as such terms are defined herein) are hereinafter collectively referred to as the "Operative Documents."


                  You, as the representative of the Underwriters (the "Representative"), have advised the Company and the Selling Stockholders that you and the other Underwriters desire to purchase, severally and not jointly, the Firm Shares and Firm Warrants as described on Schedule I hereto and that you have been authorized by the Underwriters to execute this Agreement on their behalf.


                  1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), the Registration Statement (File No. 333-39767), including a prospectus subject to completion, relating to the Offered Securities. The prospectus in the form included in the Registration Statement when the Commission declares the Registration Statement effective, or if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the "Prepricing Prospectus."


                  2. AGREEMENTS TO SELL AND PURCHASE. The Company and the Selling Stockholders (in accordance with Schedule II hereto) hereby agree, severally and not jointly, to sell the Firm Securities to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders contained herein and subject to all

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the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders at a purchase price of $_____ per Firm Share and $.0935 per Firm Warrant, the number of Firm Shares and Firm Warrants set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares and Firm Warrants as adjusted pursuant to Section 11 hereof).

                  The Company hereby also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days after the Closing Date (as defined herein) to purchase from the Company up to an aggregate of 210,000 Additional Shares and 210,000 Additional Warrants at a price identical to the price per Firm Share and Firm Warrant, respectively, set forth above. The Additional Shares and Additional Warrants may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Securities. If any Additional Shares and Additional Warrants are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares and Additional Warrants (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares and Additional Warrants to be purchased by the Underwriters as the number of Firm Shares and Firm Warrants, respectively, set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares and Firm Warrants as adjusted pursuant to Section 11 hereof) bears to the total number of Firm Shares and Firm Warrants. Upon any election by the Underwriters to purchase less than all the Additional Shares and Additional Warrants, the aggregate number of Additional Shares and Additional Warrants to be purchased from the Company by all the Underwriters shall be in the same proportion as the maximum number of Additional Shares and Additional Warrants that may be purchased from the Company as set forth on Schedule II hereto.


                  At the Closing (as defined herein), the Company shall sell to the Representative and Southwest Securities, Inc. (collectively with the Representative, the "Managing Underwriters") a warrant (the "Managing Underwriters' Warrant") for $10 entitling the holder thereof to (i) purchase up to 140,000 shares of Common Stock for five years after the Closing Date for an exercise price per share equal to 120% of the per share offering price set forth on the cover page of the Prospectus, and (ii) purchase up to 140,000 Warrants, identical to the Firm Warrants and the Additional Warrants, for an exercise price per Warrant equal to 120% of the per Warrant offering price set forth on the cover page of the Prospectus. The Managing Underwriters' Warrant shall be exercisable with respect to the shares of Common Stock for a period of four years commencing one year after the Closing Date, and the Managing Underwriters' Warrant shall be exercisable with respect to the Warrants for a period of 13 months commencing one year after the Closing Date. The Managing Underwriters' Warrant shall also contain the other terms and conditions as set forth in the Managing Underwriters' Warrant Agreement included as an exhibit to the Registration Statement on the date hereof (the "Managing Underwriters' Warrant Agreement"). In addition, the holders of the Managing Underwriters' Warrant shall be entitled to the registration rights with respect to the resale of the Managing Underwriters' Warrant, the resale of the shares of Common Stock issuable upon the exercise of such warrant, the resale of


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the Warrants issuable upon the exercise of such warrant, and the issuance of the shares of Common Stock issuable upon the exercise of such Warrants as set forth in the Registration Rights Agreement included as an exhibit to the Registration Statement on the date hereof (the "Registration Rights Agreement"). As used herein, "Managing Underwriters' Securities" shall mean the Managing
Underwriters' Warrant, including the shares of Common Stock and Warrants issuable upon the exercise thereof and the shares of Common Stock issuable upon the exercise of such Warrants. At the Closing, the Company also shall pay to the Managing Underwriters a fee equal to 1.33% of the Company's gross proceeds from its sale of the Firm Securities (the "Financial Advisory Fee").

                  3. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Firm Securities and any Additional Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable, and initially to offer the Firm Securities and any Additional Securities upon the terms set forth in the Prospectus.


                  4. DELIVERY OF CERTAIN SECURITIES AND PAYMENT THEREFOR. You contemplate that the delivery to the Underwriters of the Firm Securities and payment therefor (the "Closing") shall be made at the office of Janney Montgomery Scott Inc., 26 Broadway, New York, New York, at 10:00 a.m., New York City time, on December 16, 1997 (the "Closing Date"). The place of closing for the Firm Securities and the Closing Date may be varied by you as you consider advisable.



                  Delivery to the Underwriters of and payment for any Additional Securities to be purchased by the Underwriters shall be made at the office of Janney Montgomery Scott Inc., 26 Broadway, New York, New York, at 10:00 a.m., New York City time, on such date or dates (each an "Additional Closing Date," which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Securities. Such notice may be given to the Company by you at any time within 30 days after the Closing Date. The place of closing for the Additional Securities and the Additional Closing Date may be varied by you as you consider advisable.


                  Certificates for the Firm Securities and for any Additional Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., New York City time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in New York, New York for inspection and packaging not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Securities and any Additional Securities to be purchased hereunder shall be delivered to you, for the respective accounts of the several Underwriters, on the Closing Date or the Additional

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Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer to accounts designated in writing to you by the Company and each of the Selling Stockholders or by certified or official bank check or checks payable in New York Clearing House funds. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

                  5. COVENANTS AND AGREEMENTS. The Company and each Selling Stockholder severally, and not jointly, covenants and agrees with the several Underwriters as follows (except with respect to the covenants and agreements below made by the Company, for which the Selling Stockholders shall bear no responsibility):

                           a. The Company will cause the Registration Statement and any post-effective amendments thereto to be prepared in conformity with the requirements of the Securities Act. In addition, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective and will advise you promptly, and if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective; (ii) if Rule 430A under the Securities Act is used, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Securities Act;
         (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) of any change in the Company's condition (financial or other), business, properties, net worth, results of operations, or prospects or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material aspect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible time.

                           b. The Company will furnish to you, without charge, three signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.


                           c. The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable


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
         opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised.

                           d. The Company will prepare and file with the Commission, upon your reasonable request, any amendments or supplements to the Registration Statement or Prospectus, in form and substance reasonably satisfactory to counsel for the Company, as in the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters, may be necessary or advisable in connection with the distribution of the Offered Securities and the exercise of the Warrants included therein, and will use its best efforts to cause the same to become effective as promptly as possible. The Company will keep the Registration Statement effective for the term of the Firm Warrants and Additional Warrants with respect to the issuance and sale of the related Warrant Shares.

                           e. Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested copies of each form of the Prepricing Prospectus. The Company and the Selling Stockholders have consented to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished.

                           f. As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Offered Securities, the Company will deliver to each Underwriter, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company and the Selling Stockholders consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the several Underwriters and by all dealers to whom Offered Securities may be sold, both in connection with the offering and sale of the Offered Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If at any time during the period during which a Prospectus is required to be delivered in accordance with the Securities Act any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and

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
         will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

                           g. The Company and the Selling Stockholders will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Offered Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now required to be qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.

                           h. The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the date on which the Commission declares the Registration Statement effective (the "Effective Date"), or 90 days if such 12 month period coincides with the Company's fiscal year, a consolidated earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act), which need not be audited, covering such 12 month period.


                           i. During the period beginning on the date hereof and ending on the fifth anniversary of the Closing Date, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any securities exchange or the Nasdaq National Market (as defined herein) and (ii) from time to time such other information concerning the Company as you may reasonably request.



                           j. If this Agreement is terminated after the execution hereof (other than pursuant to Section 11 hereof), including any termination by the Underwriters because of breach of any representation and warranty of, or failure to perform any agreement by, the Company or any Selling Stockholder herein or to comply with any of the terms or provisions hereof, the Company agrees to reimburse you and the other Underwriters for all actual accountable out-of pocket expenses (including travel expenses and fees and expenses of counsel for the underwriters) reasonably incurred by the Underwriters in connection herewith.


                           k. The Company will apply the net proceeds from the sale of the Offered Securities to be sold by it substantially in conformity with the purposes set forth under "Use of Proceeds" in the Prospectus.

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                           l. If Rule 430A under the Securities Act is used, the
         Company will timely file the Prospectus pursuant to Rule 424(b) under the Securities Act.

                           m. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any quarterly period subsequent to the periods covered by the financial statements appearing in the Prospectus.


                           n. The Company will comply in all material respects with all provisions of the undertakings contained in the Registration Statement.


                           o. Neither the Company nor any Selling Stockholder will take any action constituting, or which might reasonably be expected to constitute or result in, stabilization or manipulation of the trading price of the Common Stock or the Warrants to facilitate the sale or resale of the Offered Securities.


                           p. The Company will use its best efforts to qualify or register the shares of Common Stock and the Warrants for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading if you, based on advice of counsel, advise the Company that such qualification, registration or exemption is necessary or desirable, and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the Closing Date.



                           q. The Company will timely file with the NASD Automated Quotation National Market System (the "Nasdaq National Market") or such other exchange upon which its securities are listed all documents and notices required by the Nasdaq National Market or such other applicable exchange of companies that have issued securities that are traded on such market.


                           r. So long as the Company shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall furnish to its stockholders and warrant holders annual reports containing financial statements of the Company audited by its independent certified public accountants and will make available to such stockholders and warrant holders upon their request quarterly reports for the first three quarters of its fiscal year containing financial information, which may be unaudited.

                           s. So long as the Company shall be subject to the reporting requirements of the Exchange Act, the Company will, from time to time, after the date the Registration Statement becomes effective, file with the Commission such reports as are required by the Securities Act and Exchange Act and with state securities commissions in

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
         states where the Offered Securities have been sold by the Underwriters such reports as are required to be filed by the securities acts and the regulations of those states.


                           t. The Company will cause the Selling Stockholders and each officer, director and employee of the Company or any Subsidiary (as defined herein) who owns shares of Common Stock or options or warrants to acquire shares of Common Stock and who is listed on Schedule III attached hereto to enter into an agreement with the Representative to the effect that, for the period beginning on the date hereof and ending (i) 180 days for all Selling Stockholders, and (ii) 120 days for each such officer, director and employee who is not a Selling Stockholder, from the Effective Date, he or she will not, without the prior consent of the Representative, directly or indirectly, offer, sell, offer to sell, grant any option to purchase or otherwise sell or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable therefor (other than in connection with a conversion, exercise or exchange in which the holder retains the shares of Common Stock) or with respect to which such person has the power of disposition.


                           u. The Prospectus and any amendment or supplement thereto will at all times up to and including the Closing Date and any Additional Closing Date, and during such longer period as the Prospectus may be required to be delivered in connection with the issuance and/or sale by the Company or the Selling Stockholders of shares of Common Stock or Warrants or the exercise of any of the Warrants, comply in all material respects with the provisions of the Securities Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                            v. Until the second anniversary of the Effective
         Date:

                                    (i) All members of the Audit and
                           Compensation Committees of the Company's Board of Directors (the "Board of Directors") shall be Independent Directors as defined in the Bylaws of the Company attached as an exhibit to the Registration Statement on the date hereof.


                                    (ii) Article V of the Company's Bylaws,
                           which concerns certain corporate governance matters, shall not be modified or rescinded without the approval of the holders of 66 2/3% of the outstanding shares of Common Stock.


                                    (iii) The Company shall not (x) issue or
                           sell shares of Common Stock or securities convertible into, or exchangeable for, or options or other rights to acquire, shares of Common Stock to Lee N. Blatt, Myron Levy, Gerald I. Klein or any relative or affiliate of any such person (collectively, the "Executives"), except for issuances of shares of Common Stock upon the exercise of stock options and warrants outstanding on the date hereof and described in the Prospectus, or (y) increase any compensation payable to any of the Executives, unless such issuance or sale of securities or increase of compensation is unanimously approved by the Compensation Committee of the Board of Directors.

                                    (iv) The Company shall base the compensation
                           for the Company's directors and executive officers upon standards established with the assistance of an outside compensation specialist.

                           w. At the Closing, the Company will enter into the Managing Underwriters' Warrant Agreement and the Registration Rights Agreement.

                           x. The Company will not reprice any stock options or warrants before the second anniversary of the Closing Date.

                           y. The Company and the Selling Stockholders will do and perform all things required to be done and performed under this Agreement by them prior to the Closing Date and use their best efforts to satisfy all conditions precedent within their control to the delivery of the Offered Securities.

                           z. The Company and the Selling Stockholders will comply in all material respects with the Operative Documents.


                           aa. At the Closing, the Company will enter into the Warrant Agreement with American Stock Transfer & Trust Company ("American Stock Transfer" or the "Warrant Agent").






                           bb. At the Closing, Lee N. Blatt, Myron Levy, and Gerald I. Klein will repay all indebtedness owed to the Company or any Subsidiary (as defined herein), including the indebtedness evidenced by their non-negotiable promissory notes payable to the Company set forth as exhibits to the Registration Statement on the date hereof.


                  6. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and any Additional Closing Date, that:

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
                           a. Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                           b. The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                           c. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

                           d. Except for the subsidiaries listed in Exhibit 21.1 to the Registration Statement as of the date hereof, the Company does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization that is material to the business of the Company. Each of the subsidiaries described on Exhibit 21.1 to the Registration Statement as of the date hereof (collectively, the "Subsidiaries") is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each other jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance.

                           e. The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All of the outstanding shares of Common Stock have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive or similar rights; the Firm Shares and Additional Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and the delivery of certificates for the Firm Shares and the Additional Shares pursuant to the terms of this Agreement and payment for the Firm Shares and the Additional Shares will pass valid title to the Firm Shares and the Additional Shares, free and clear of any claim, encumbrance or defect in title to the several Underwriters purchasing the Firm Shares and the Additional Shares. The certificates for the Firm Shares and the Additional Shares are in valid and sufficient form.

                           f. The Firm Shares to be sold to the Underwriters by the Selling Stockholders were duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights.


                           g. There are no legal or governmental proceedings pending or, to the knowledge of the Company after reasonable inquiry and investigation, threatened, against the Company or any of the Subsidiaries, or to which the Company, any of the Subsidiaries, or any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company after reasonable inquiry and investigation, threatened, against or involving the Company or any Subsidiary, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as the enforceability of any indemnification provision may be limited under federal or state securities laws and (iii) as the remedy of specific forms of equitable relief may be subject to equitable defenses and discretion of the court before which any proceeding may be brought (collectively, the "Enforceability Exceptions"), and neither the Company nor any Subsidiary, nor to the Company's knowledge after reasonable inquiry and investigation, any other party, is in breach of or default under any of such contracts.


                           h. Neither the Company nor any of the Subsidiaries is in violation in any material respect of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance of any obligation, agreement or condition contained in (i) any bond, debenture, note or any other evidence of indebtedness, or
         (ii) any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; and to the Company's knowledge after reasonable inquiry and investigation there does not exist any state of facts that constitutes an event of default on the part of the Company or any Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                           i. The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement, including the issuance and sale of the Offered Securities on the terms set forth in this Agreement, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.


                           j. The execution and delivery of the Warrant
         Agreement and the performance by the Company of its obligations under the Warrant Agreement have been duly and validly authorized by the Company, and at the Closing the Warrant Agreement will be duly executed and delivered by the Company and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.


                           k. The execution and delivery of the Managing Underwriters' Warrant Agreement and the performance by the Company of its obligations under the

         Managing Underwriters' Warrant Agreement have been duly and validly authorized by the Company, and at the Closing the Managing Underwriters' Warrant Agreement will be duly executed and delivered by the Company and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.



                           l. The execution and delivery of the Registration Rights Agreement and the performance by the Company of its obligations under the Registration Rights Agreement have been duly and validly authorized by the Company, and at the Closing the Registration Rights Agreement will be duly executed and delivered by the Company and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.



                           m. The Warrants have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms hereof and thereof, will be validly issued and the legal, valid and binding obligations of the Company subject to the Enforceability Exceptions. The Company has duly reserved a sufficient number of shares of Common Stock for the issuance of the Warrant Shares upon the exercise of the Warrants and has duly and validly authorized the issuance of such Warrant Shares upon the exercise of the Warrants. Upon the exercise of the Warrants and the payment of the exercise price thereof, the respective Warrant Shares will be validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. The Warrants conform in all material respects to the description thereof contained in the Prospectus.






                           n. The Managing Underwriters' Warrant has been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when payment is made therefor in accordance with the terms hereof and the Managing Underwriters' Warrant Agreement, will be validly issued and the legal, valid and binding obligation of the Company subject to the Enforceability Exceptions. The Company has duly reserved a sufficient number of its shares of Common Stock for the issuance of the shares of Common Stock upon the exercise of the Managing Underwriters' Warrant, including the shares of Common Stock issuable upon the exercise of the Warrants issuable upon the exercise of the Managing Underwriters' Warrant, and has duly and validly authorized the issuance of such shares of Common Stock upon the exercise of the Managing Underwriters' Warrant and the Warrants issuable upon the exercise of the Managing Underwriters' Warrant. Upon the exercise of the Managing Underwriters' Warrant and the shares of Common Stock issuable upon the exercise of the Warrants issuable upon the exercise of the Managing Underwriters' Warrant, and the payment of the exercise price thereof, the respective shares of Common Stock will be validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. The Managing Underwriters' Warrant conforms in all material respects to the description thereof contained in the Prospectus.


                           o. Neither the issuance and sale of the Offered Securities, the execution, delivery or performance of this Agreement and the other Operative Documents by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Securities Act and compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, or violates any statute, law, regulation, filing, judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject.



                           p. Except as set forth in the Prospectus, the Company does not have outstanding and at the Closing Date (and any Additional Closing Date) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such options, warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement that have not been satisfied or heretofore waived in writing.



                           q. The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the applicable accounting requirements of the Securities Act for Registration Statements on a Form S-1 and present fairly the consolidated financial position, results of operations and changes in cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. Neither the Company nor any Subsidiary has undergone any Material Adverse Effect since the date of the most recent balance sheet included in the financial statements set forth in the Prospectus.


                           r. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) the Company and its Subsidiaries have not incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company and the Subsidiaries; (ii) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Offered Securities and the Managing Underwriters' Warrant hereunder and upon the exercise of options and warrants described in the Prospectus) or indebtedness material to the Company and the Subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to involve a potential future material adverse change in the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries.



                           s. The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements included in the Prospectus or
         (ii) such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries taken as a whole. The property (real and personal) held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.


                           t. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Prepricing Prospectus and the Prospectus.



                           u. The Company has not taken, directly or indirectly, any action constituting, or which might reasonably be expected to constitute or result in, stabilization or manipulation of the trading price of the Common Stock to facilitate the sale or resale of the Offered Securities.



                           v. The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" under the Investment Company Act of 1940, as amended.



                           w. The Company and each of the Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus.



                           x. The Company and the Subsidiaries have complied and will comply with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employee salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S. government. The Company and the Subsidiaries have complied and will comply with the terms of all certifications and representations made to the U.S. government in connection with the submission of any bid or proposal or any contract. The Company and the Subsidiaries have complied and will comply with their obligations under their agreements and contracts with the U.S. government and agencies thereof. Neither the Company nor any of the Subsidiaries is involved in any labor dispute that might reasonably be expected to result in a Material Adverse Effect nor, to the knowledge of the Company after reasonable investigation and inquiry, is any such dispute threatened.



                           y. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                           z. Neither the Company nor any Subsidiary has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States and applicable foreign jurisdictions.



                           aa. The Company and the Subsidiaries have obtained all required permits, licenses and other authorizations, if any, which are required under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment ("Environmental Laws"). The Company and the Subsidiaries are in compliance with all terms and conditions of all required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. There is no pending or, to the knowledge of the Company after reasonable inquiry and investigation, threatened civil or criminal litigation, notice of violation, or administrative proceeding relating to the Environmental Laws involving the Company or the Subsidiaries. There have not been and there are not any past, present, or to the Company's knowledge after reasonable inquiry and investigation, foreseeable future events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the Company or the Subsidiaries that may interfere with or prevent continued compliance with, or that may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation under the Environmental Laws.



                           bb. Each of the Company and the Subsidiaries has sufficient trademarks, trade names, registered service marks, patents, patent applications, patent rights, licenses, permits, copyright protection and governmental or other authorizations currently required for the conduct of its business, and each of the Company and the Subsidiaries is in all material respects complying therewith, and the products and services, and the marks associated therewith, used by the Company and each Subsidiary do not violate or infringe any trademarks, trade names, registered service marks, patents, patent rights, licenses, permits or copyrights held or owned by any other party. Neither the Company nor any Subsidiary has received any notice of violation or infringement of or conflict with asserted rights of others with respect to any trademarks, trade names, registered service marks, patents, patent rights, licenses, permits, copyrights or authorizations owned or used by the Company, any Subsidiary or any other person. Other than as disclosed in the Prospectus, the expiration of any such trademarks, trade names, registered service marks, patents, patent rights, licenses, permits, copyrights and governmental or other authorizations would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any Subsidiary has received any notice of violation or infringement of or conflict with asserted rights of others with registered service marks, patents, patent rights, licenses, permits, copyrights or authorizations owned or used by the Company, any Subsidiary or any other person.


                           cc. The Company has filed with the Nasdaq National Market an application for listing on the Nasdaq National Market of the additional shares of Common Stock that the Company will issue in this offering, the Warrants, and the shares of the Common Stock issuable upon the exercise of the Warrants. The Nasdaq National Market has approved this application, subject to the occurrence of the Closing. The Company has previously filed with the Nasdaq National Market applications for the listing on the Nasdaq National Market of all outstanding shares of Common Stock, including the shares that are subject to sale under the Company's stock option plans and warrants previously issued to certain directors and officers. The Nasdaq National Market has approved all of such applications.



                           dd. All federal, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary have been filed (or are the subject of a valid extension) with the appropriate federal, state and local authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or any Subsidiary have been paid or reflected as a liability on the consolidated financial statements of the Company for the appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's consolidated financial statements. All deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. To the Company's knowledge after reasonable inquiry and investigation, no state of facts exists or has existed that would constitute grounds for the assessment of any tax liability with respect to the periods that have not been audited by appropriate federal, state or local authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return of the Company or any Subsidiary. On the Closing Date, and any Additional Closing Date, all stock transfer and other taxes that are required to be paid in connection with the sale of the Firm Securities, Additional Securities and Managing Underwriters' Warrant to be sold by the Company or the Selling Stockholders will have been fully paid by the Company and the Selling Stockholders and all laws imposing such taxes will have been complied with.

                           ee. Except as set forth in the Prospectus, there are no transactions with affiliates, as defined in Rule 405 promulgated under the Securities Act, which are required by the Securities Act and the applicable rules and regulations thereunder to be disclosed in the Registration Statement.



                           ff. The Company has procured the written agreement of the Selling Stockholders, and each officer, director and employee of the Company or any Subsidiary who owns shares of Common Stock or options or warrants to acquire shares of Common Stock and who is listed on Schedule III attached hereto not to sell, offer to sell or contract to sell, or otherwise dispose of or transfer, directly or indirectly, any shares of Common Stock owned or controlled, or hereafter acquired, by such persons, or any rights to purchase any of such shares of Common Stock (other than in connection with a conversion, exercise or exchange in which the holder retains the shares of Common Stock), for the period beginning on the date hereof and ending (i) 180 days for all Selling Stockholders and (ii) 120 days for each such officer, director and employee who is not a Selling Stockholder, after the Effective Date without the prior written consent of the Representative.



                           gg. No officer, director, nominee for director or stockholder of the Company has any direct or indirect affiliation or association with any member of the NASD.



                           hh. The Company and each of the Subsidiaries has its property adequately insured against loss or damage by fire, maintains adequate insurance against liability for negligence, and maintains such other insurance in such nature and amounts of coverage as is usually maintained by companies engaged in the same or similar business.



                           ii. To the Company's knowledge after reasonable inquiry and investigation, the Company has not incurred any liability for any finder's fees or similar payments in connection with any of the transactions herein contemplated.



                           jj. Neither the Company, any of the Subsidiaries, nor to the Company's knowledge after reasonable inquiry and investigation, any of their respective officers, directors, employees, agents or any other person acting on their behalf, has directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or an agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder their respective businesses (or assist in connection with any actual or proposed transaction) which
         (a) reasonably may subject any of them to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (b) if not given in the past, could have resulted in a Material Adverse Effect; or
         (c) if not continued in the future, could reasonably be expected to result in a Material Adverse Effect. The internal accounting controls and procedures of the Company and the

         Subsidiaries are sufficient to enable them to comply with the Foreign Corrupt Practices Act of 1977, as amended.


                           kk. The Company has entered into the amended and restated employment agreements with Lee Blatt, Chairman and Chief Executive Officer of the Company, Myron Levy, President of the Company, and Gerald I. Klein that are attached as exhibits to the Registration Statement on the date hereof (collectively, the "Employment Agreements"). The execution and delivery of the Employment Agreements and the performance by the Company of its obligations under the Employment Agreements has been duly and validly authorized by the Company, and the Employment Agreements have been duly executed and delivered by the Company and the employees that are parties thereto and constitute the valid and legally binding agreements of the Company and such employees, enforceable against and by the Company and such employees in accordance with their terms subject to the Enforceability Exceptions. No payment under any Employment Agreement will constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended.



                           ll. The Company has amended and restated the Bylaws as set forth as an exhibit to the Registration Statement on the date hereof.



                           mm. As contemplated under Section 3.02 of the Joint Venture Agreement, dated as of August 26, 1997 (the "ATI Agreement"), between the Company and Advanced Techcom, Inc. ("ATI"), the Company and ATI approached ATI's bank and requested such bank to increase ATI's line of credit with the bank by $1,000,000 based upon the Company's guarantee of such incremental borrowing or delivery of a letter of credit with respect thereto. As the bank nevertheless declined to increase the line of credit, the Company will not provide any financing to ATI pursuant to the ATI Agreement or otherwise. In addition, the Company has abandoned the ATI Agreement because of the bank's failure to increase ATI's line of credit and for other reasons. The Company's abandonment of the ATI Agreement will not have a Material Adverse Effect.



                           nn. None of the execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities, the application of the proceeds from the issuance and sale of the Offered Securities and the consummation of the transactions contemplated thereby as set forth in the Prospectus, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.



                           oo. There exist no conditions that would constitute a default by the Company or the Selling Stockholders (or an event which with notice or the lapse of time, or both, would constitute a default) under this Agreement or any of the other Operative Documents.



                           pp. The Company has applied for and obtained a CUSIP number for the Warrants.

                           qq. The Company and the Subsidiaries have obtained proper export licenses for all foreign sales and will obtain proper export licenses for all future foreign sales.



                           rr. The Company has terminated its agreement with Stonegate Securities, Inc., dated July 25, 1997, pursuant to its terms.



                           ss. Since July 28, 1996, the Company has not issued any securities except pursuant to an issuance registered under the Securities Act (with respect to securities registered or qualified under the applicable state securities or Blue Sky laws) or exempt from registration under the Securities Act (and registration or qualification under applicable state securities or Blue Sky laws).



                           tt. The issuance of the Offered Securities
         (including the issuance of shares of Common Stock upon the exercise of the Warrants) and the issuance of the Managing Underwriters' Warrant (including the issuance of shares of Common Stock and Warrants upon the exercise thereof and the issuance of shares of Common Stock upon the exercise of such Warrants) will not cause an anti-dilution event to occur with respect to any of the Company's outstanding securities, including any outstanding stock options or warrants.





                  Each certificate signed by an officer of the Company and delivered to the Representative or counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  7. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally, and not jointly, represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and any Additional Closing Date, that:


                           a. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (the "Power of Attorney") referred to in the last paragraph of this Section 7, and for the sale and delivery of the Firm Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has, as to himself or herself the full right, power and authority to enter into this Agreement and the Power of Attorney, and to sell, assign, transfer and deliver the Firm Shares to be sold by such Selling Stockholder hereunder.


                           b. This Agreement and the Power of Attorney have been duly executed and delivered by such Selling Stockholder and constitute the valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their respective terms subject to the Enforceability Exceptions.





                           c. The performance of this Agreement and the Power of Attorney and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or his or her properties are bound, or under any order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or his or her business or property.


                           d. Such Selling Stockholder has, and immediately prior to the Closing Date such Selling Stockholder will have, good and valid title to the Firm Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever, and upon delivery of such Firm Shares and payment therefor pursuant hereto, good and valid title to such Firm Shares, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever, will pass to the several Underwriters.



                           e. Such Selling Stockholder will not from the date hereof until 180 days after the Effective Date, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of or transfer any shares of Common Stock or rights to purchase shares of Common Stock (other than in connection with a conversion, exercise or exchange in which the holder retains the shares of Common Stock), otherwise than hereunder without the prior written consent of the Representative.



                           f. Such Selling Stockholder has not taken, directly or indirectly, any action constituting or which might reasonably be expected to constitute or result in, stabilization or manipulation of the trading price of the Common Stock to facilitate the sale or resale of the Offered Securities.



                           g. No consent, approval, authorization or order of, or any filing of declaration with, any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated herein or in the Power of Attorney, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Firm Shares to be sold by such Selling Stockholder.



                           h. All information with respect to such Selling Stockholder contained in the Registration Statement, the Prepricing Prospectus and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act, contains and will contain all statements required to be stated therein in accordance with the Securities Act, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.



                           i. Such Selling Stockholders have not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Prepricing Prospectus and the Prospectus.

                           j. On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.



                           k. The Firm Shares to be sold to the Underwriters by such Selling Stockholder were duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights.


                  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you at least two days prior to the Closing a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).


                  Such Selling Stockholder acknowledges, represents and warrants that it has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing Lee N. Blatt and Myron Levy as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and any other agreements or documents related to this offering on behalf of such Selling Stockholder, authorize the delivery of the Firm Shares to be sold by such Selling Stockholder hereunder or otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement. Prior to the date of this Agreement, each Selling Stockholder has delivered to the Attorneys-in-Fact certificates in negotiable form representing all the Firm Shares to be sold by such Selling Stockholder hereunder, to be held by the Attorneys-in-Fact until such time as the Attorneys-in-Fact shall deliver such Firm Shares to the Underwriters, or if this Agreement is terminated prior to such delivery, to return such Firm Shares to such Selling Stockholder. Each Selling Stockholder specifically agrees that the Firm Shares represented by the certificates held in custody with respect to such Selling Stockholder under the Power of Attorney are subject to the interest of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for the custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Powers of Attorney, are to that extent irrevocable.



                  Each certificate signed by such Selling Stockholder, or by an Attorney-in-Fact on behalf of such Selling Stockholder pursuant to the Power of Attorney, and delivered to the Representative or counsel for the Representative shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.


                  8. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company and the

Selling Stockholders, jointly and severally, shall be responsible for and shall pay or cause to be paid the following: (i) all fees, disbursements and expenses of the Company's and each Selling Stockholder's respective counsel and accountants in connection with the registration of the Offered Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriters and dealers; (ii) all registration and filing fees of the Commission; (iii) all printing and delivery (including, without limitations postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Operative Documents, the Blue Sky memoranda, the Agreement Among Underwriters, the Selected Dealers Agreement, any ancillary agreements and documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Firm Securities and Additional Securities;
(iv) all expenses in connection with the qualification of the Firm Securities and Additional Securities for offering and sale under state securities laws or Blue Sky laws, including the reasonable fees of the counsel for the Underwriters in connection therewith; (v) all filing fees incident to securing the review by the NASD of the terms of the sale of the Offered Securities; (vi) all Nasdaq National Market listing, designation and other filing fees; (vii) all costs of preparing stock and warrant certificates; (viii) all costs and charges of any transfer agent, warrant agent or registrar; (ix) all costs of the tax stamps, if any, in connection with the issuance and delivery of the Firm Securities and Additional Securities to the respective Underwriters; (x) all expenses in connection with the "road shows"; (xi) all fees, disbursements and expenses of the Warrant Agent's counsel in connection with the review of the Warrant Agreement; (xii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement, except that the Financial Advisory Fee shall only be payable if the Closing occurs; and (xiii) all other costs and expenses incurred in the performance of the obligations of the Company and the Selling Stockholders hereunder that are not otherwise specifically provided for in this section. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(j) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(j).


                  9. INDEMNIFICATION AND CONTRIBUTION. The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or in any application or other document executed by the Company or any Selling Stockholder, or arising out of or based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any inaccuracy in the representations and warranties of the Company or any of the Selling Stockholders contained herein or any failure of the Company or any of the Selling Stockholders to perform their respective obligations under this Agreement, any other Operative Document, or applicable law, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made in any Prepricing Prospectus, the Registration Statement, or the Prospectus or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any other person entitled to such indemnification) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned if both (i) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person as required by the Securities Act, and (ii) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. Notwithstanding anything in this Section 9, in no event shall any Selling Stockholder's obligation under the preceding sentence exceed the total net proceeds from the offering received by such Selling Stockholder (it being agreed that the Company shall bear the balance.)


                  If any action or claim shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter, or any person controlling any Underwriter (the "indemnified parties") in respect of which indemnity may be sought against the Company and the Selling Stockholders (the "indemnifying parties"), the indemnified party shall promptly notify in writing the indemnifying parties, and such indemnifying parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the indemnified party and payment of all fees and expenses. The indemnified party shall have the right to employ separate counsel (but the indemnifying parties shall not be liable for the fees and expenses of more than one counsel) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include the indemnified party and the indemnifying parties, and the indemnified party shall have been advised by its counsel that one or more legal defenses may be available to the indemnified party that may be unavailable to the indemnifying parties, or that representation of such indemnified party and any indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action on behalf of the indemnified party (notwithstanding their obligation to bear the fees and expenses of such counsel)). The indemnifying parties shall not be liable for any settlement of any such action effected without their written consent, which may not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying parties agree to indemnify and hold harmless any indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent provided in this Section 9.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, any such controlling person or the Selling Stockholders based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties of the indemnifying party in the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof), and the Company, its directors, any such officers, and any such controlling persons and the Selling Stockholders shall have the rights and duties given to the indemnified party in such paragraph.


                  If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the persons otherwise responsible for providing such indemnification shall contribute to the amount paid or payable by the persons otherwise entitled to such indemnification
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Securities hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders or the Underwriters from the offering of the Offered Securities shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Securities, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company and the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions with respect to the Firm Securities and Additional Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay with respect to the public offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof), and not joint.

                  Notwithstanding anything to the contrary in this Section 9, any losses, claims, damages, liabilities or expenses for which a person is entitled to indemnification or contribution under this Section 9 shall be paid by the person required to provide such indemnification or contribution as such losses, claims, damages, liabilities or expenses are incurred. The indemnity, contribution and reimbursement agreements contained in this Section 9 and the representations and warranties of the Company and each of the Selling Stockholders, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, the Company, its directors or officers, any person controlling the Company or any of the Selling Stockholders, (ii) acceptance of any Firm Securities and Additional Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, any person controlling any Underwriter, the Company, its directors or officers, any person controlling the Company or any of the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 9.

                  Any controversy arising out of the operation of the interim reimbursement arrangements set forth in this Section 9, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration will be limited to the operation of the interim reimbursement provisions contained in this Section 9, and will not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses created by the provisions of this Section 9.

                  10. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Securities hereunder are subject to the following conditions:

                           a. The Registration Statement shall have become effective not later than 10:00 a.m. New York City time, on the day following the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b) and 430A under the Securities Act shall have been timely made.

                           b. You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the exercise of outstanding options disclosed in the Prospectus or granted under the stock option plans described in the Prospectus) of the Company or any of the Subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of the Subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of the Subsidiaries that was not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company and the Subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries shall have been sustained that has a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, properties, net worth, results or operations or prospects of the Company and the Subsidiaries.


                           c. You shall have received an opinion of Blau, Kramer, Wactlar & Lieberman, P.C., counsel for the Company and the Selling Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to you and your counsel, to the effect that:


                            (i) The Company is a corporation duly incorporated,
                  validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

                           (ii) The Company has no subsidiaries material to its
                  operations or business other than the Subsidiaries set forth in Exhibit 21.1 to the Registration Statement; and each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or to the knowledge of such counsel, any other security interest, lien, adverse claim, equity or other encumbrance.

                          (iii) The authorized capital stock of the Company,
                  including the Common Stock and the Warrants, conforms in all material respects to the description thereof under the caption "Description of Securities" in the Prospectus and such statements present fairly the matters respecting such securities required to be set forth in the Registration Statement and the Prospectus.

                           (iv) All of the outstanding shares of Common Stock
                  have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights; the Firm Shares and Additional Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights; and the delivery of certificates for the Firm Shares and the Additional Shares pursuant to the terms of this Agreement and payment for the Firm Shares and the Additional Shares will pass valid title to the Firm Shares and the Additional Shares, free and clear of any claim, encumbrance or defect in title to the several Underwriters purchasing the Firm Shares and the Additional Shares, assuming that such Underwriters purchased such shares in good faith and without notice of any adverse claim.

                            (v) The Firm Shares to be sold to the Underwriters
                  by the Selling Stockholders were duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights.

                           (vi) (A) The Registration Statement has become
                  effective under the Securities Act, and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; (B) the Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and the notes thereto, schedules, and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and (C) to the knowledge of such counsel, the descriptions in the Prospectus of statutes, regulations and governmental proceedings insofar as they purport to summarize certain of the provisions thereof, are accurate and present fairly in all material respects the information required to be presented.

                          (vii) Neither the Company nor any of the Subsidiaries
                  is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or to the knowledge of such counsel, of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or to the knowledge of such counsel, in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness, or (B) any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; and to the knowledge of such counsel, there does not exist any state of facts that constitutes an event of default on the part of the Company or any Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                         (viii) The execution and delivery of this Agreement and
                  the performance by the Company of its obligations under this Agreement, including the issuance and sale of the Offered Securities on the terms set forth in this Agreement, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.


                           (ix) The execution and delivery of the Warrant
                  Agreement and the performance by the Company of its obligations under the Warrant Agreement have been duly and validly authorized by the Company, and the Warrant Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by each of the other parties thereto, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.


                           (x) The execution and delivery of the Managing
                  Underwriters' Warrant Agreement and the performance by the Company of its obligations under the Managing Underwriters' Warrant Agreement have been duly and validly authorized by the Company, and the Managing Underwriters' Warrant Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by each of the other parties thereto, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.



                           (xi) The execution and delivery of the Registration
                  Rights Agreement and the performance by the Company of its obligations under the Registration Rights Agreement have been duly and validly authorized by the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by each of the other parties thereto, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.


                          (xii) Such counsel has reviewed all agreements,
                  contracts, indentures, leases or other documents or instruments referred to in the Registration Statement and the Prospectus and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized and disclosed therein, and filed as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized and disclosed or filed which have not been so summarized, disclosed and filed.


                         (xiii) The Warrants have been duly and validly
                  authorized by the Company for issuance and sale pursuant to this Agreement, and when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms hereof and thereof, will be validly issued and the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject to the Enforceability Exceptions; the Company has duly reserved a sufficient number of its shares of Common Stock for the issuance of the Warrant Shares upon the exercise of the Warrants; the Company has duly and validly authorized the issuance of such Warrant Shares upon the exercise of the Warrants; upon the exercise of the Warrants and the payment of the exercise price thereof, the respective Warrant Shares will be validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights.





                           (xiv) The Managing Underwriters' Warrant has been
                  duly and validly authorized by the Company for issuance and sale pursuant to this Agreement, and when payment is made therefor in accordance with the terms hereof and the Managing Underwriters' Warrant Agreement and assuming due authorization, execution and delivery by each other party thereto, will be validly issued and the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions; the Company has duly reserved a sufficient number of its shares of Common Stock for the issuance of the shares of Common Stock upon the exercise of the Managing Underwriters' Warrant, including the shares of Common Stock issuable upon the exercise of the Warrants issuable upon the exercise of the Managing Underwriters' Warrant; the Company has duly and validly authorized the issuance of the shares of Common Stock upon the exercise of the Managing Underwriters' Warrant, including the shares of Common Stock issuable upon the exercise of the Warrants issuable upon the exercise of the Managing Underwriters' Warrant; upon the exercise of the Managing Underwriters' Warrant and the shares of Common Stock issuable upon the exercise of the Warrants issuable upon the exercise of the Managing Underwriters' Warrant, and the payment of the exercise price thereof, the respective shares of Common Stock will be validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights; and the Managing Underwriters' Warrant conforms in all material respects to the description thereof contained in the Prospectus.



                          (xv) To the knowledge of such counsel, neither the
                  issuance and sale of the Offered Securities, the execution, delivery or performance of this Agreement and the other Operative Documents by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official or conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries (other than approval or consent required under the securities laws or state blue sky laws) or (B) conflicts or will conflict with or constitutes a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.


                         (xvi) To the knowledge of such counsel, except as
                  described in the Prospectus, the Company does not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such options, warrants or convertible securities or obligations.



                        (xvii) Except as set forth in the Prospectus, to the
                  knowledge of such counsel, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (A) such as are described in the financial statements included in the Prospectus or (B) such as are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole; to the knowledge of such counsel the property (real and personal) held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.



                          (xviii) To the knowledge of such counsel, (A) there
                  are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein, and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.



                           (xix) To the knowledge of such counsel, neither the
                  Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries.


                          (xx) The Company is not an "investment company" under
                  the Investment Company Act of 1940, as amended, and if the Company conducts its business and uses the proceeds of the offering as set forth in the Prospectus, will not become an "investment company" and will not be required to register under such act.



                         (xxi) To the knowledge of such counsel, the Company
                  and each of the Subsidiaries have all permits as are necessary to own their respective properties and to conduct their respective businesses substantially in the manner described in the Prospectus, the Company and each of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit.



                        (xxii) The forms of certificates for the Common Stock
                  and the Warrants conform in all material respects with the requirements of the Delaware General Corporation Law.



                         (xxiii) To the knowledge of such counsel, no consent,
                  approval, authorization or order has been or is required for the performance of this Agreement and the Powers of Attorney by each of the Selling Stockholders or the consummation of the transactions contemplated by this Agreement and the Powers of Attorney in connection with the Firm Shares to be sold by the Selling Stockholders hereunder, except consents, approvals, authorizations or orders that have been duly obtained and are in full force and effect.



                         (xxiv) This Agreement and the Powers of Attorney have
                  been duly executed and delivered by each Selling Stockholder; the Powers of Attorney constitute the valid and binding agreements of such Selling Stockholders and assuming due authorization, execution, and delivery by each other party thereto, are enforceable against the Selling Stockholders in accordance with their respective terms subject to the Enforceability Exceptions; and the performance of this Agreement and the Powers of Attorney and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument of which such counsel is aware to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders or their properties are bound, or under any order, rule or regulation, known to such counsel, of any court or governmental agency or body applicable to any of the Selling Stockholders or the business or property of any of the Selling Stockholders.


                         (xxv) Each Selling Stockholder has good and valid title
                  to the Firm Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever, and upon delivery of such Firm Shares and payment therefor pursuant hereto, good and valid title to such Firm Shares, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever, will pass to the several Underwriters.





                           In rendering such opinion, counsel may rely, to the extent such counsel deems such reliance proper, upon an opinion or opinions, each dated the Closing Date, of other counsel as to matters governed by the laws of jurisdictions other than the United States or the States of Delaware or New York, provided that (i) each such local counsel is acceptable to you and your counsel, (ii) counsel shall state in its opinion that it believes that it and you are justified in relying thereon, and (iii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you and your counsel. In rendering such opinion, counsel may rely, to the extent such counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company, the Selling Stockholders, and government officials. Copies of all such certificates shall be acceptable to you and your counsel and furnished to you and your counsel at the Closing.

                           In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Underwriters, representatives of the independent public accountants for the Company, and the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment or supplement thereto (other than the financial statements, schedules and reports thereon, and other financial and statistical data included therein, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus or any amendment or supplement thereto (other than financial statements, schedules and reports thereon, and other financial and statistical data included therein, as to which such counsel need not comment), as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           d. You shall have received an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., as counsel for the Underwriters, dated the Closing Date, with respect to such matters related to this offering as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as your counsel may reasonably request for the purpose of enabling your counsel to pass upon such matters.

                           e. You shall have received comfort letters addressed to you and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, in the forms heretofore approved by you.

                           f. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending, threatened or contemplated by the Commission; no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending, threatened or contemplated by the Commission or the authorities of any jurisdiction; any request for additional information on the part of the staff of the Division of Corporation Finance of the Commission or any such authorities shall have been complied with to the satisfaction of such staff or such authorities; after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 10(f) and in Sections 10(b) and 10(g) hereof.

                           g. Neither the Company nor any Selling Stockholder shall have failed in any respect at or prior to the Closing Date to have performed or complied with any of such person's agreements herein contained and required to be performed or complied with by such person hereunder at or prior the Closing Date.

                           h. You shall have received a certificate, dated on and as of the Closing Date, by or on behalf of the Selling Stockholders to the effect that as of the Closing Date each Selling Stockholder's representations and warranties in this Agreement are true and correct as if made on and as of such Closing Date, and that each Selling Stockholder has performed all of his or her obligations and satisfied all the conditions on his or her part to be performed or satisfied at or prior to the Closing Date.

                           i. The Company and each of the Selling Stockholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                           j. At or prior to the Closing Date, you shall have received the written commitment of each of the individuals named on
         Schedule III hereto not to sell, offer to sell, contract to sell, or otherwise dispose of or transfer any shares of Common Stock or rights to purchase any shares of Common Stock (other than in connection with a conversion, exercise or exchange in which the holder retains the shares of Common Stock), directly or indirectly, except to the Underwriters pursuant to this Agreement, for a period of (i) 180 days for each Selling Stockholder, and (ii) 120 days for the officers, directors and employees who are not Selling Stockholders, after the Effective Date without the prior written consent of the Representative.

                           k. Prior to the date of this Agreement, the issuance and sale of the Offered Securities to be sold by the Company and the Managing Underwriters' Warrant shall have been approved by all requisite corporate action of the Company.

                           l. The NASD shall have indicated that it had no objection to the underwriting arrangements pertaining to the sale of the Firm Securities and the Additional Securities and the participation by the Underwriters in the sale thereof.

                           m. No action shall have been taken by the Commission or the NASD the effect of which would make it improper for members of the NASD to execute transactions (as principal or agent) in any of the Offered Securities, and no proceedings for the taking of such action shall have been instituted or shall be pending or contemplated by the Commission or the NASD.


                           n. The Company and the Warrant Agent shall have entered into the Warrant Agreement and the Representative shall have received counterparts, conformed as executed, thereof.


                           o. The Company and the Managing Underwriters shall have entered into the Managing Underwriters' Warrant Agreement and the Representative shall have received counterparts, conformed as executed, thereof.

                           p. The Company and the Managing Underwriters shall have entered into the Registration Rights Agreement and the Representative shall have received counterparts, conformed as executed, thereof.


                           q. The Warrants shall have been approved for listing on the Nasdaq National Market.

                           r. The Company and Lee N. Blatt, Myron Levy, and Gerald I. Klein shall have entered into the respective Employment Agreements and the Representative shall have received counterparts, conformed as executed, thereof.

                           s. The Company shall have amended its Bylaws as set forth in the exhibit included in the Registration Statement.

                           t. Lee N. Blatt, Myron Levy, and Gerald I. Klein shall have repaid all indebtedness owed to the Company or any Subsidiary, including the indebtedness evidenced by their non-negotiable promissory notes payable to the Company set forth as exhibits to the Registration Statement on the date hereof.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.


                  The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the satisfaction on and as of each Additional Closing Date of the conditions set forth in this Section 10, except that if an Additional Closing Date is other than the Closing Date, the certificates, opinions and letters shall be as of such Additional Closing Date.


                  If any of the conditions hereinabove provided for in this
Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company and the Selling Stockholders of such termination in writing (which you may deliver by facsimile transmission) prior to the Closing, but you shall be entitled to waive any of such conditions.

                  11. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon execution and delivery by all of the parties hereto and the release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 8 and 9 shall at all times be effective following the execution and delivery of this Agreement by the parties hereto.

                  If any one or more of the Underwriters shall fail or refuse to purchase Firm Securities that it or they have agreed to purchase hereunder, and the aggregate number of Firm Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all nondefaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Securities that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. In that event, the Representative, for the accounts of the several nondefaulting Underwriters, may take up and pay for all or any part of such Firm Securities to be purchased by each nondefaulting Underwriter under this section, and may postpone the Closing Date to a time not exceeding three full business days after the Closing Date determined as provided in Section 4 of this Agreement. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities and the nondefaulting Underwriters do not purchase such Firm Securities, another person or persons to substitute for the defaulting Underwriters and purchase such Firm Securities is not found, or other arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Company or the Selling Stockholders. In any such case that does not result in termination of this Agreement, either you or the Company and each of the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

                 12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any of the Selling Stockholders by notice to the Company and each of the Selling Stockholders, if on or prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Securities), as the case may be, in your sole judgment, (i) trading in the Common Stock or the Warrants shall have been suspended by the Commission or the Nasdaq National Market; (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or market or by order of the Commission or any court or other governmental authority; (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York state authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities; (v) except as set forth in the Prospectus, there shall be pending or threatened against the Company or any of the Subsidiaries or notification has been received by the Company or any of the Subsidiaries of the threat of any material legal or governmental proceeding or action relating generally to the business or prospects of the Company or any of the Subsidiaries which could have a Material Adverse Effect (including action with respect to credit or interest rates) or which in your reasonable judgment makes it impracticable or inadvisable to proceed with the offering; (vi) any of the certificates, opinions or other documents to be delivered on the date of this Agreement or at the Closing Date (or the Additional Closing Date with respect to any Additional Securities) are not in form reasonably satisfactory to counsel to the Underwriters; (vii) any conditions set forth in Section 10 of this Agreement shall not have been satisfied; or (viii) the Company is merged or consolidated or all or substantially all of the capital stock or assets of the Company are acquired by another company or group, or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs.

                  13. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company and the Selling Stockholders acknowledge that the statements set forth in the last paragraph on the cover page of the Prospectus and in the third, fifth, sixth and seventh paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 9 hereof.

                  14. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Stockholders, to the office of the Company at 10 Industry Drive, Lancaster, Pennsylvania 17603, Attention: Myron Levy, President, Facsimile Number (717) 397-9503 (with a copy to Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Suite 225, Jericho, New York 11753,
Attention: David H. Lieberman, Esquire, Facsimile Number (516) 822-5609), or
(ii) if to you, as Representative of the Underwriters, to Janney Montgomery Scott Inc., 26 Broadway, New York, New York 10004-1776 Attention: Herbert M. Gardner, Senior Vice President, Facsimile Number (212) 510-0683 (with copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201-4675, Attention: Terry M. Schpok, P.C., Facsimile Number
(214) 969-4343).

                  This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholders, the other persons entitled to indemnification and contribution under Section 9 hereof, and their respective successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Offered Securities solely by reason of such person's status as such a purchaser.

                  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, except for the section of the Letter of Intent, dated October 30, 1997, between the Company and you, entitled "Investment Banking Agreement," which shall remain in full force and effect.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. Time is of the essence in this Agreement.

                  All representations and warranties, covenants and agreements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters and shall survive delivery of and payment for the Offered Securities to and by the Underwriters. The agreements contained in Sections 5(j), 8 and 9 shall survive the termination of this Agreement, including any termination pursuant to Section 12.

                  For purposes of this Agreement, any representation and warranty concerning the Company or any Subsidiary concerning any liabilities, obligations, or violations of the Company or such Subsidiary shall be deemed to refer to the Company and each of its predecessors or such Subsidiary and each of its predecessors, respectively.

                  The Company, each of the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same agreement.

                  Subject to Section 11 hereof, this Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                         [THE REMAINDER OF THIS PAGE HAS
                         BEEN INTENTIONALLY LEFT BLANK]

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                      Very truly yours,

                                      HERLEY INDUSTRIES, INC.


                                      By:
                                         --------------------------------------
                                               Name:     Myron Levy
                                               Title:   President



                                      Selling Stockholders:

                                      -----------------------------------------
                                      Lee N. Blatt


                                      Gerald I. Klein


                                       Kathi Thonet


         CONFIRMED as of the date first above mentioned, on behalf of itself and the other several Underwriters named in Schedule I hereto:

         JANNEY MONTGOMERY SCOTT INC.


         By:
                -----------------------------------
         Name:    Herbert M. Gardner
         Title:   Senior Vice President

                                   SCHEDULE I

                                  UNDERWRITERS


                                              Number        Number
                                             of Firm       of Firm
Name                                          Shares       Warrants
----                                          ------       --------

Janney Montgomery Scott Inc.........          700,000        700,000
Southwest Securities, Inc ..........          700,000        700,000

                                            ---------      ---------
                  TOTAL.............        1,400,000      1,400,000
                                            =========      =========

                                   SCHEDULE II

                               OFFERED SECURITIES


                                                                Additional       Additional
                             Firm Shares      Firm Warrants       Shares          Warrants
                             -----------      -------------     ----------       ----------
Company .............           700,000         1,400,000         210,000         210,000
                              ---------         ---------         -------         -------
Selling Stockholders:

    Lee N. Blatt ....           550,000                --              --              --
    Gerald I. Klein .            75,000                --              --              --
    Kathi Thonet ....            75,000                --              --              --
                              ---------         ---------         -------         -------
    Total Selling
    Stockholders ....           700,000                 0               0               0
                              ---------         ---------         -------         -------
TOTAL ...............         1,400,000         1,400,000         210,000         210,000
                              ---------         ---------         -------         -------

                                  SCHEDULE III

                    INDIVIDUALS SUBJECT TO LOCK-UP AGREEMENTS



Adm. Thomas J. Allshouse (Ret.)
Lee N. Blatt
Adam J. Bottenfield
Allan Coon
Anello C. Garefino
George Hopp
Gerald I. Klein
Myron Levy
David H. Lieberman
Glen Rosenthal
Alvin M. Silver
John A. Thonet
Kathi Thonet
Raymond Umbarger
Adm. Edward J. Walker, Jr. (Ret.)


                                     III-1